Exhibit 15.1

July 5, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Gafisa S.A. (copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16.F of Form 20-F, as part of the 2009 Form 20-F/A #2 dated July 5, 2012.  We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Auditores Independentes